Exhibit 99.1

   ANSYS Momentum Continues as Company Reports Strong First Quarter Results

    SOUTHPOINTE, Pa., April 27 /PRNewswire-FirstCall/ -- ANSYS, Inc. (Nasdaq:
ANSS), a global innovator of simulation software and technologies designed to optimize product development processes, today announced a new Company record for first quarter operating results. ANSYS' 2006 first quarter GAAP (Generally Accepted Accounting Principles) results, which include charges for stock-based compensation in accordance with SFAS No. 123R, "Accounting for Stock-Based Compensation," reflect:

     - Total revenue of $46.0 million, as compared to $37.6 million in the first quarter of 2005;
     - Net income of $12.9 million, as compared to $9.7 million in the first quarter of 2005;
     - An operating profit margin of 38.7% as compared to 35.7% for the first quarter of 2005; and
     - Diluted earnings per share of $0.38 as compared to $0.29 for the first quarter of 2005.

    Excluding both acquisition-related amortization and stock-based compensation, ANSYS' first quarter 2006 adjusted (non-GAAP) results include:

     - An adjusted operating profit margin of 43.4% as compared to 38.6% for the first quarter of 2005;
     - Adjusted diluted earnings per share of $0.42 as compared to $0.31 for the first quarter of 2005

    "ANSYS is off to a strong start in 2006, as evidenced by our record first quarter financial performance. We believe that our first quarter results are further validation that we are headed in the right strategic direction and that we must continue to focus on execution and delivery of our commitments for continued success in the future. Our first quarter results include the further expansion of a long-term customer relationship that contributed significant incremental software revenues for the first quarter. I am very proud that the ANSYS team was able to stay focused on delivering a solid quarter, while at the same time engaging in planning and finalizing logistics related to the upcoming closing of the Fluent acquisition, which is anticipated to occur on May 1, 2006," stated ANSYS President and CEO, Jim Cashman.

    Cashman further commented, "We are encouraged that customers see the tremendous value, as we expand our portfolio of advanced technologies by bringing more powerful engineering simulation tools to more people in the product development cycle. Next week we are hosting our 2006 International Users' Conference and we are very pleased with the strong support and interest that has been received from our customers and partners. We plan to demonstrate how simulation has become a critical element of the product development process, as well as how global, forward-thinking companies have put engineering simulation at the forefront in producing innovative and successful products."

    "We've had an exciting start to a milestone year for ANSYS with the anticipated closing of a very strategic acquisition and our upcoming conference," said Cashman. "Our results in the first quarter lay the groundwork as we look forward to a strong 2006 and continued growth and progress on our long-term strategy."

    The adjusted results highlighted above, and the adjusted estimates for 2006 discussed below, represent non-GAAP financial measures. A reconciliation of these measures to the appropriate GAAP measures, for the three months ended March 31, is included in the condensed financial information included in this release.

    Adjustments to Reported GAAP Financial Results

     - Acquisition-Related Amortization:

    As previously disclosed, the Company completed its acquisition of both Century Dynamics, Inc. and the assets of Harvard Thermal, Inc. in 2005. In previous years, the Company also acquired other businesses. These acquisitions have all been accounted for as purchases, resulting in the recording of a significant amount of identifiable intangible assets.

     - Stock-Based Compensation:

    On January 1, 2006, the Company adopted SFAS No. 123R, "Accounting for Stock-Based Compensation." Accordingly, the first quarter GAAP results for 2006 reflect charges for stock-based compensation. Because the Company elected prospective adoption of SFAS No. 123R, as permitted by the standard, the 2005 results do not reflect charges for stock-based compensation.

    ANSYS is providing, and has historically provided, its current quarter GAAP results as well as financial results that have been adjusted for the impact of acquisition-related amortization and stock-based compensation. The Company believes that these non-GAAP measures supplement its consolidated GAAP financial statements as they provide a consistent basis for comparison between reporting periods that are not influenced by certain non-cash items and are, therefore, useful to investors in helping them to better understand the Company's operating results and underlying operational trends. Management uses these non-GAAP financial measures internally to evaluate the Company's business performance and plan for future periods; however, these measures are not intended to supersede or replace the GAAP results. Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP. As such, a reconciliation of GAAP and non-GAAP financial measures is provided in the financial statements attached to this press release.

    Recent Business Highlights - Acquisition of Fluent Inc.

     - April 2006 -- Announced that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to ANSYS' pending acquisition of Fluent, a stock and cash transaction valued at approximately $574 million, expired at 11:59 p.m. (Eastern Time) on Wednesday, April 26, 2006. Under the terms of the agreement, ANSYS will issue 6,000,000 shares of its common stock and pay approximately $300 million of net cash to acquire Fluent, subject to certain adjustments at closing. After the anticipated May 1, 2006 closing, ANSYS expects the acquisition to be immediately accretive to earnings, excluding acquisition-related costs, amortization of intangibles, the impact of deferred revenue purchase accounting treatment and expensing of stock options. The Company will use a combination of existing cash and proceeds from approximately $200 million of committed bank financing to fund the transaction.

    Management's Financial Outlook

    The Company has provided its 2006 revenue and earnings per share guidance below. The earnings per share guidance is provided on both a GAAP basis and an adjusted basis. Adjusted diluted earnings per share excludes acquisition-related amortization and the effects of stock-based compensation.

    As required by FASB Statement 123(R) and recent guidance issued by the Securities and Exchange Commission, effective January 1, 2006, the Company records expenses and tax benefits related to stock-based compensation. As a result, the GAAP estimates for earnings per share provided below reflect the anticipated impact of stock-based compensation. The Company issues both nonqualified and incentive stock options; however, incentive stock options comprise a significant portion of outstanding stock options. The tax benefits associated with incentive stock options are unpredictable, as they are predicated upon an award recipient triggering an event that disqualifies the award and which then results in a tax deduction to the Company. GAAP requires that these tax benefits be recorded at the time of the triggering event. The triggering events for each option holder are not easily projected. In order to estimate the tax benefit related to incentive stock options, the Company makes many assumptions and estimates, including the number of incentive stock options that will be exercised during the period by U.S. employees, the number of incentive stock options that will be disqualified during the period and the fair market value of the Company's stock price on the exercise dates. Each of these items is subject to significant uncertainty. Additionally, a significant portion of the tax benefits related to disqualified incentive stock options are accounted for as increases to equity (additional paid-in capital) rather than as reductions in income tax expense, especially in the periods most closely following the adoption date of Statement 123(R). Although all such benefits continue to be realized through the Company's tax filings, this accounting treatment has the effect of increasing tax expense and reducing net income. For example, the Company realized a tax benefit of $1.9 million during the first quarter related to disqualified incentive stock options; however, only $25,000 of such amount was recorded as a reduction in income tax expense. Because there are significant limitations in estimating the impact of FASB Statement 123(R), including those discussed above, the actual impact of stock-based compensation on GAAP earnings per share may differ materially from the estimated amounts included in the guidance below.

    Second Quarter 2006 Guidance

    The Company currently expects the following for the quarter ending June 30, 2006:
     - Revenue of approximately $41 - $42 million
     - GAAP diluted earnings per share of $0.30 - $0.31
     - Adjusted (non-GAAP) diluted earnings per share of $0.35 - $0.36

    Fiscal Year 2006 Guidance

    The Company currently expects the following for the fiscal year ending December 31, 2006:
     - Revenue in the range of $178 - $180 million
     - GAAP diluted earnings per share of $1.32 - $1.36
     - Adjusted (non-GAAP) diluted earnings per share of  $1.54 - $1.56

    The above guidance excludes the impact of the acquisition of Fluent Inc. announced in the first quarter of 2006. The Company intends to provide updated financial guidance after the anticipated May 1, 2006 closing of the transaction.

    Adjusted diluted earnings per share is a supplemental non-GAAP financial measure and should not be considered as a substitute for, or superior to, diluted earnings per share determined in accordance with GAAP.

    ANSYS will hold a conference call at 10:30 a.m. Eastern Time on April 27, 2006 to discuss first quarter results. To participate in the live conference call, dial 888-695-0612 or 719-457-2663 and enter the passcode "ANSYS" or "26797". The call will be recorded and a replay will be available approximately two hours after the call ends. The replay will be available for one week by dialing 888-203-1112 or 719-457-0820 and entering the passcode "ANSYS" or "26797". The archived webcast can be accessed, along with other financial information, on ANSYS' website at http://www.ansys.com/corporate/investors.asp.

    About ANSYS, Inc.

    ANSYS, Inc., founded in 1970, develops and globally markets engineering simulation software and technologies widely used by engineers and designers across a broad spectrum of industries. The Company focuses on the development of open and flexible solutions that enable users to analyze designs directly on the desktop, providing a common platform for fast, efficient and cost- conscious product development, from design concept to final-stage testing and validation. The Company and its global network of channel partners provide sales, support and training for customers. Headquartered in Canonsburg, Pennsylvania U.S.A. with more than 25 strategic sales locations throughout the world, ANSYS, Inc. and its subsidiaries employ approximately 600 people and distribute ANSYS products through a network of channel partners in over 40 countries. Visit http://www.ansys.com for more information.

    Certain statements contained in the press release regarding matters that are not historical facts, including, but not limited to, statements regarding our projections for revenue growth and earnings per share (both basic and adjusted to exclude acquisition-related amortization and stock option expense) for 2006, statements regarding the impact of the pending acquisition, statements regarding the focus of our energy and resources and statements regarding our expectation that our proposed acquisition, if completed, will be immediately accretive are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All forward- looking statements in this press release are subject to risks and uncertainties, including, but not limited to, the risk that the acquisition of Fluent may not be consummated or may not be consummated on the timetable that ANSYS expects, that the business of ANSYS and Fluent may not be integrated successfully or that such integration may take longer or cost more to accomplish than expected, that potential difficulties may arise in the assimilation of operations, strategies, technologies and products of Fluent, that key personnel of Fluent may not stay with ANSYS, and that management's attention may be diverted from other business concerns. Additional risks include the risk of a general economic downturn in one or more of ANSYS' primary geographic markets, the risk that the assumptions underlying ANSYS' anticipated revenues and expenditures will change or prove inaccurate, the risk that ANSYS has overestimated its ability to maintain growth and profitability and control costs, uncertainties regarding the demand for ANSYS' products and services in future periods, the risk that ANSYS has overestimated the strength of the demand among its customers for its products, risks of problems arising from customer contract cancellations, uncertainties regarding customer acceptance of new products, the risk that ANSYS' operating results will be adversely affected by possible delays in developing, completing, or shipping new or enhanced products, risks that enhancements to the Company's products may not produce anticipated sales, uncertainties regarding fluctuations in quarterly results, including uncertainties regarding the timing of orders from significant customers, and other factors that are detailed from time to time in reports filed by ANSYS, Inc. with the Securities and Exchange Commission, including ANSYS, Inc.'s 2005 Annual Report and Form 10-K. We undertake no obligation to publicly update or revise any forward- looking statements, whether changes occur as a result of new information or future events, after the date they were made.

    ANSYS, ANSYS Workbench, CFX, AUTODYN, and any and all ANSYS, Inc. product and service names are registered trademarks or trademarks of ANSYS, Inc. or its subsidiaries located in the United States or other countries. ICEM CFD is a trademark licensed by ANSYS, Inc. All other trademarks or registered trademarks are the property of their respective owners.

    Reconciliation of Non-GAAP Measures

    This earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of the registrant; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.

    In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the adjusted (non-GAAP) financial measures to the most directly comparable GAAP financial measures.

    Adjusted operating profit margin and adjusted diluted earnings per share are discussed in this earnings release because management uses this information in evaluating the results of the continuing operations of the business and believes that this information provides the users of the financial statements a valuable insight into the operating results.

    Additionally, management believes that it is in the best interest of its investors to provide financial information that will facilitate comparison of both historical and future results and allows greater transparency to supplemental information used by management in its financial and operational decision making. Management encourages investors to review the reconciliations of the non-GAAP financial measures to the most directly comparable GAAP measures that are provided within the financial information attached to this news release.

                          ANSYS, INC. AND SUBSIDIARIES
                        Consolidated Statements of Income
                      (in thousands, except per share data)
                                   (Unaudited)

                                               Three months ended
                                           ---------------------------
                                             March 31,      March 31,
                                               2006           2005
                                           ------------   ------------
Revenue:
  Software licenses                        $     26,752   $     20,475
  Maintenance and service                        19,259         17,149

    Total revenue                                46,011         37,624

Cost of sales:
  Software licenses                               1,490          1,253
  Amortization of software and
   acquired technology                              908            907
  Maintenance and service                         4,470          3,858
    Total cost of sales                           6,868          6,018

Gross profit                                     39,143         31,606

Operating expenses:
  Selling and marketing                           7,159          6,428
  Research and development                        9,357          7,313
  Amortization                                      128            326
  General and administrative                      4,680          4,118
    Total operating expenses                     21,324         18,185

Operating income                                 17,819         13,421

Other income                                      1,698            613

Income before income tax provision               19,517         14,034

Income tax provision                              6,604          4,351

Net income                                 $     12,913   $      9,683

Earnings per share - basic:
  Basic earnings per share                 $       0.40   $       0.31
  Weighted average shares - basic                32,122         31,492

Earnings per share - diluted:
  Diluted earnings per share               $       0.38   $       0.29
  Weighted average shares - diluted              34,165         33,766

                          ANSYS, INC. AND SUBSIDIARIES
                      Reconciliation of Non-GAAP Measures
                   For the three months ended March 31, 2006
                     (in thousands, except per share data)
                                  (Unaudited)

                                         As                           Adjusted
                                      Reported     Adjustments        Results
                                    ------------  ------------     ------------
Revenue:
  Software licenses                 $     26,752             -     $     26,752
  Maintenance and service                 19,259             -           19,259

    Total revenue                         46,011             -           46,011

Cost of sales:
  Software licenses                        1,490           (10)(b)        1,480
  Amortization of software and
   acquired technology                       908          (794)(a)          114
  Maintenance and service                  4,470           (42)(b)        4,428
    Total cost of sales                    6,868          (846)           6,022

Gross profit                              39,143           846           39,989

Operating expenses:
  Selling and marketing                    7,159          (415)(b)        6,744
  Research and development                 9,357          (297)(b)        9,060
  Amortization                               128          (128)(a)            -
  General and administrative               4,680          (459)(b)        4,221
    Total operating expenses              21,324        (1,299)          20,025

Operating income                          17,819         2,145           19,964

Other income                               1,698             -            1,698

Income before income tax provision        19,517         2,145           21,662

Income tax provision                       6,604           564 (c)        7,168

Net income                          $     12,913  $      1,581     $     14,494

Earnings per share - basic:
  Basic earnings per share          $       0.40                   $       0.45
  Weighted average shares - basic         32,122                         32,122

Earnings per share - diluted:
  Diluted earnings per share        $       0.38                   $       0.42
  Weighted average shares -
   diluted                                34,165                         34,165

(a) Amount represents amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements.
(b) Amount represents the charge for stock-based compensation in accordance with the Company's January 1, 2006 adoption of SFAS No. 123R, "Accounting for Stock-Based Compensation."
(c) Amount represents the income tax impact of the amortization expense and stock-based compensation adjustments referred to in (a) and (b) above.

                          ANSYS, INC. AND SUBSIDIARIES
                       Reconciliation of Non-GAAP Measures
                    For the three months ended March 31, 2005
                      (in thousands, except per share data)
                                   (Unaudited)

                                                                    Adjusted
                                   As Reported    Adjustments       Results
                                  ------------   ------------     ------------
Revenue:
  Software licenses               $     20,475              -     $     20,475
  Maintenance and service               17,149              -           17,149

    Total revenue                       37,624              -           37,624

Cost of sales:
  Software licenses                      1,253              -            1,253
  Amortization of software
   and acquired technology                 907          (762)(a)           145
  Maintenance and service                3,858              -            3,858
    Total cost of sales                  6,018           (762)           5,256

Gross profit                            31,606            762           32,368

Operating expenses:
  Selling and marketing                  6,428              -            6,428
  Research and development               7,313              -            7,313
  Amortization                             326           (326)(a)            -
  General and administrative             4,118              -            4,118
    Total operating
     expenses                           18,185           (326)          17,859

Operating income                        13,421          1,088           14,509

Other income                               613              -              613

Income before income tax
 provision                              14,034          1,088           15,122

Income tax provision                     4,351            381 (b)        4,732

Net income                        $      9,683   $        707     $     10,390

Earnings per share - basic:
  Basic earnings per share        $       0.31                    $       0.33
  Weighted average shares -
   basic                                31,492                          31,492

Earnings per share - diluted:
  Diluted earnings per share      $       0.29                    $       0.31
  Weighted average shares -
   diluted                              33,766                          33,766

(a) Amount represents amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements.
(b) Amount represents the income tax impact of the amortization expense adjustments referred to in (a) above.

                          ANSYS, INC. AND SUBSIDIARIES
                      Condensed Consolidated Balance Sheets
                                 (in thousands)
                                   (Unaudited)

                                              March 31,      December 31,
                                                2006             2005
                                           --------------   --------------
ASSETS:

Cash & short-term investments              $      203,230   $      194,232
Accounts receivable, net                           22,491           19,134
Other assets                                       99,822           92,143

   Total assets                            $      325,543   $      305,509

LIABILITIES & STOCKHOLDERS' EQUITY:

Deferred revenue                           $       57,724   $       49,894
Other liabilities                                  23,973           30,638
Stockholders' equity                              243,846          224,977

   Total liabilities &
    stockholders' equity                   $      325,543   $      305,509

                          ANSYS, INC. AND SUBSIDIARIES
                   Reconciliation of Forward-Looking Guidance
                          Quarter Ending June 30, 2006

                                                    Earnings Per Share Range
                                                         - Diluted
                                                    ------------------------
U.S. GAAP expectation                                    $0.30 - $0.31
Adjustment to exclude acquisition-related
 amortization                                                $0.02
Adjustment to exclude stock-based compensation               $0.03

Adjusted expectation                                     $0.35 - $0.36

                         ANSYS, INC. AND SUBSIDIARIES
                  Reconciliation of Forward-Looking Guidance
                          Year Ending December 31, 2006

                                                    Earnings Per Share Range
                                                           - Diluted
                                                    ------------------------
U.S. GAAP expectation                                    $1.32 - $1.36
Adjustment to exclude acquisition-related
 amortization                                                $0.07
Adjustment to exclude stock-based compensation           $0.13 - $0.15

Adjusted expectation                                     $1.54 - $1.56

SOURCE  ANSYS, Inc.
    -0-                             04/27/2006
    /CONTACT: Lisa O'Connor of ANSYS, Inc., +1-724-514-1782, or lisa.oconnor@ansys.com /
    /Web site:  http://www.ansys.com
                http://www.ansys.com/corporate/investors.asp /